Bogle & Gates P.L.L.C. Letterhead                 Exhibit 5.1
     Two Union Square                                  July 24, 1996
     601 Union Street
     Seattle, Washington 98101-2436


Advanced Technology Laboratories, Inc.
22100 Bothell Everett Highway
Bothell, WA 98041-3003

Gentlemen and Ladies:

    We are acting as counsel to Advanced Technology
Laboratories, Inc., a Washington corporation (the
"Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, relating to the proposed sale by the Company of an aggregate of 1,025,000 shares of its common stock, par value $0.01 per share (the "Common
Stock"), issuable pursuant to the Company's i) Amended 1992
Nonofficer Employee Stock Option Plan, ii) Amended 1992
Option, Stock Appreciation Right, Restricted Stock, Stock
Grant And Performance Unit Plan, iii) Amended Nonemployee
Director Stock Option Plan and iv) Amended and Restated
Incentive Savings and Stock Ownership Plan.

    In connection with the foregoing, we are of the opinion that the Common Stock will, when sold, be legally issued, fully paid and nonassessable.

    We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                      /s/ Boble & Gates P.L.L.C.